United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 5, 2018 (February 1, 2018)

CRANE CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1657 (Commission File No.)	13-1952290 (IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT (Address of principal executive offices)	06902 (Zip code)

Registrant’s telephone number, including area code:  203-363-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.          Entry into a Material Definitive Agreement

On February 5, 2018, Crane Co. (the “Company”) completed a public offering of $350,000,000 aggregate principal amount of its 4.200% Senior Notes due 2048 (the “Notes”). The offering of the Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-222781) filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2018, including a related prospectus and prospectus supplement filed with the SEC on January 30, 2018 and February 1, 2018, respectively.

The Notes were issued under the indenture, dated as of February 5, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

The Notes will bear interest at a rate of 4.200% per annum and mature on March 15, 2048. Interest will accrue on the Notes from February 5, 2018. Interest on the Notes is payable on March 15 and September 15 of each year, commencing on September 15, 2018. The Indenture contains certain restrictions, including a limitation that restricts the Company’s ability and the ability of certain of its subsidiaries to create or incur secured indebtedness, enter into sale and leaseback transactions, and consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries.

The Company may redeem the Notes, in whole or in part, at any time and from time to time prior to September 15, 2047 at a “make-whole” price specified in the form of the Notes.  The Company may redeem the Notes, in whole or in part, at any time and from time to time on and after September 15, 2047 at a price equal to 100% of the principal amount of the Notes being redeemed.

The Company intends to use the net proceeds from the offering, together with cash on hand, to repay all of the $100 million outstanding under its existing 364-Day credit facility and to redeem all $250 million of its outstanding 2.75% notes due 2018 and pay related premiums.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and the Notes, the form of which is attached hereto as Exhibit 4.2, all of which are incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Indenture in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02(b)	Departure of Named Executive Officer

Augustus duPont, Vice President, General Counsel and Secretary, a named executive officer, retired on February 2, 2018.

Item 8.01          Other Events.

In connection with the offering of the Notes, the Company entered into an Underwriting Agreement, dated February 1, 2018 (the “Underwriting Agreement”), between the Company and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (together, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits
Exhibit 1.1	Underwriting Agreement, dated as of February 1, 2018, between Crane Co. and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the Underwriters named therein.
Exhibit 4.1	Indenture, dated as of February 5, 2018, between the Company and U.S. Bank National Association, as trustee.
Exhibit 4.2	Form of Note
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP — included as part of Exhibit 5.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRANE CO
(REGISTRANT)
Date: February 5, 2018
	By:	/s/ Richard A. Maue
		Name:	Richard A. Maue
		Title:	Vice President, Finance and
Chief Financial Officer